                                                                     EXHIBIT 8.1

                 BROWN, WINICK, GRAVES, GROSS,
              BASKERVILLE AND SCHOENEBAUM, P.L.C.
                                ATTORNEYS AT LAW

666 GRAND AVENUE, SUITE 2000     Marvin Winick            Alice Eastman Helle     Miranda L. Hughes      James S. Niblock
DES MOINES, IOWA  50309-2510     Richard W. Baskerville   Michael R. Blaser       Duane P. Hagerty       Ann Holden Kendell
                                 Bruce Graves             Thomas D. Johnson       James A. Napier        Rebecca A. Brommel
TELEPHONE: (515) 242-2400        Steven C. Schoenebaum    Charles J. Krogmeier    Christine B. Long      Kelly K. Helwig
FACSIMILE: (515) 283-0231        Harold N. Schneebeck     Christopher R. Sackett  Kelly D. Hamborg       Megan E. Peterson
                                 Paul D. Hietbrink        Sean P. Moore           William E. Hanigan     Mark E. Roth
URL: www.ialawyers.com           William C. Brown         Stuart I. Feldstein     Mary A. Ericson
                                 Richard K. Updegraff     Nancy S. Boyd           Deborah J. Schmudlach  Patents and Trademarks
Offices in:                      Jill Thompson Hansen     James L. Pray           Danielle K. Dixon        James A. Napier
 Pella, Iowa                     Paul E. Carey            Brenton D. Soderstrum   Brian P. Rickert
 Washington, D.C.                Douglas E. Gross         Fred L. Morris          Anna N. Evans          Washington, D.C. Office
                                 John D. Hunter           Michael D. Treinen      Jeffrey L. Himrich       Brian Kennedy
                                 James H. Gilliam         Scott L. Long           Valerie D. Bandstra
                                 Robert D. Andeweg        Ronni F. Begleiter      Alexander M. Johnson   Walter R. Brown (1921-2000)

          FOUNDED 1952                                                                                     WRITER'S DIRECT DIAL NO.
CELEBRATING 50 YEARS OF SERVICE                                                                                 (515) 242-2473
                                                                                                           WRITER'S E-MAIL ADDRESS
                                                                                                            hanigan@ialawyers.com

                                December 19, 2002

The Board of Directors
East Kansas Agri-Energy, L.L.C.
20477 S.W. Florida Road
Westphalia, Kansas 66093

        RE:   2002 Registration Statement; Tax Matters

Dear Sirs:

As counsel for East Kansas Agri-Energy, L.L.C. (the ""Company""), we furnish the following opinion in connection with the proposed issuance by the Company of up to 18,000 of its membership interests (the ""Units"").

We have acted as legal counsel to the Company in connection with its offering of the Units. As such, we have participated in the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Form SB-2 Registration Statement dated July 11, 2002 relating to that offering (the "Registration Statement").

You have requested our opinion as to matters of federal tax law that are described in the Registration Statement. We are assuming that the offering will be consummated and that the operations of the Company will be conducted in a manner consistent with that described in the Registration Statement. We have examined the Registration Statement and such other documents as we have deemed necessary to render our opinion expressed below.

Based on the foregoing, all statements as to matters of law and legal conclusions contained in the Registration Statement under the heading "Federal Income Tax Consequences of Owning Our Units" reflect our opinion unless otherwise noted. That section of the Registration Statement is a general description of the principal federal income tax consequences that are expected to arise from the ownership and disposition of Units, insofar as it relates to matters of law and legal conclusions. That section also addresses all material federal income tax consequences to prospective unit holders of the ownership and disposition of units.

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December 19, 2002

Page 2

Our opinion extends only to matters of law and does not extend to matters of fact. With limited exceptions, the discussion relates only to individual citizens and residents of the United States and has limited applicability to corporations, trusts, estates or nonresident aliens. The opinion expressed herein shall be effective only as of the date of this opinion letter. The opinion set forth herein is based upon known facts and existing law and regulations, all of which are subject to change prospectively and retroactively. We assume no obligation to revise or supplement such opinions as to future changes of law or fact.


An opinion of legal counsel is not an undertaking to defend the indicated result should it be challenged by the Internal Revenue Service. This opinion is in no way binding on the Internal Revenue Service or on any court of law.


We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement.

                                          Very truly yours,


                                          Bill Hanigan


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